Exhibit 99.1

CEO Remarks

Good morning, everyone. I’m Jeff Brown, Chief Executive Officer of Ally Financial. It’s a pleasure to speak to you today at our annual shareholders meeting, my first since becoming CEO.

2014 was another monumental year for Ally. It began with the launch of our initial public offering in April and concluded with our exit from TARP in December. In between those two defining events, we delivered solid financial results, grew our customer base, and further diversified our business.

Today I’ll spend a few minutes highlighting these accomplishments and offering my focus on your company going forward.

First from a financial perspective, we delivered consistent quarterly performance and made significant progress towards our return on equity and expense targets outlined in the IPO. We reported 2014 net income of $1.2 billion, which was up from $361 million in 2013. And, in the process, we added $3-dollars to tangible book value per share when you take into consideration the closing of the China sale in January-2015.

From an operational perspective, we posted $41 billion of consumer auto originations, which was the highest level since 2007. And, we accomplished this in a highly-competitive environment by growing dealer relationships, doing more business with our existing dealers, and originating a more diversified loan mix.

The strength of this franchise continues to be proven out in 2015 as well. We posted year-over-year origination growth of 7% in the first quarter, driven by a 54% increase in our growth channel originations. The business model we have cultivated is strong, capable of responding to challenges, and has significant runway for growth. And, in the past month, this was further validated by bringing both Mitsubishi and Aston Martin on board with preferred financing relationships.

On the deposit side, we continue to see steady growth in retail deposits, with retail balances now in excess of $50 billion. We grew our base of loyal customers 16% year-over-year to nearly 1-million strong. This is a franchise that continues to thrive, and we’re doing it in a thoughtful and sustainable way – being focused not only on the growth of new customers but the retention of the customer base we have. We continue to receive third-party recognition for our approach. Most recently, Ally Bank ranked number 1 on the 2015 Pew Charitable Trusts’ report of banks and key consumer protections for the third year in a row.

This is outstanding progress, which will continue to strengthen the foundation of our company.

My optimism on your company really centers on the further development of these franchises and I will take just a moment to dive deeper on a few points.

First, we will continue to diversify our auto finance business. We have accelerated our momentum in this regard, led by strong growth in our non-GM and Chrysler channel. Our concentration in manufacturer incentivized products has declined materially as we continue to win in the marketplace by serving our dealers and customers.

Success has been driven by deepening relationships with our current dealers, as well as adding new relationships. We’ve added around 1,400 new relationships over the past two years, and will continue to not only seek to partner with new dealers, but also to get better engagement and pull through from those dealers coming in to the Ally fold.

This diversification effort is allowing us to source a greater amount of profitable loans across the manufacturer and credit spectrum. But there’s still an opportunity to do more.

Second, we still have runway on improving shareholder returns. We have made nice strides and returned to solid profitability, but we are focused on a number of additional efficiency opportunities that can drive real value.

Cost of funds continues to come down, and getting more assets in the bank will continue to be a benefit. We still have some work to do on expenses, but you can expect us to hit our mid 40% adjusted efficiency ratio target by the end of this year.

In addition, the positive CCAR results in March should validate that we have the opportunity to redeploy capital in ways that will drive shareholder value creation. We’ve already announced a $2.8 billion reduction of high-cost capital securities. And once we’re done with the preferreds, we will look at buying back stock and paying a dividend in the future to drive additional shareholder returns.

And third, we will expand our franchise to drive long term growth. We have a tremendous foundation in the auto platform, deposit platform, and also with the customer base, where I see a lot of untapped potential.

If you look across the franchise, we have a growing set of over 17,000 dealer customers, 4.4 million individual auto customers and 950,000 deposit customers. We do a great job of servicing our current products with these folks, but we need to start driving a One Ally approach.

Meaning, we need to stop looking at these customers in silos, and start thinking about how we can expand our banking relationships with these customers and establish a runway for adding more products and services.

Product and service exploration will really be governed by three simple philosophies:

1)	Do our customers want the product or service – are they asking for more from Ally

2)	Can it generate appropriate shareholder returns

3)	Can it be done in accordance with our risk philosophy

We have a huge opportunity to take this company to higher results by thinking about our customers in a different manner and putting our nimble, digital, and coast-to-coast infrastructure on the offensive.

A little over 100 days ago, I had the privilege of becoming the CEO of Ally. At that time, I spoke about the importance of energizing the associate base, embracing a growth mindset and capitalizing on our fundamental strengths as a company. I am extremely pleased to see these priorities taking root and starting to flourish.

I’ve spent much of the last few months traveling around to represent the Ally story with investors, dealers and business partners. With that I have become even more energized about the journey ahead and I truly believe we have the all the right ingredients to be a better financial services company for our customers, our shareholders, and our associates.

I want to thank each of you for your time today and for being a valued shareholder in Ally. I would also like to thank your board of directors for the leadership and service they provide. And I would like to do the same for my outstanding leadership team that is focused on creating long-term and sustainable shareholder value. I am truly honored to lead your company as CEO.

Thank you.

Forward-Looking Statements

The foregoing should be read in conjunction with the financial statements, notes and other information contained in Ally Financial Inc.’s (“Ally”) Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

In the foregoing remarks, the use of the words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “explore,” “positions,” “intend,” “evaluate,” “pursue,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of these words, or similar expressions is intended to identify forward-looking statements. All statements herein and in related management comments, other than statements of historical fact, including without limitation, statements about future events and financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and Ally’s actual results may differ materially due to numerous important factors that are described in the most recent reports on SEC Forms 10-K and 10-Q for Ally, each of which may be revised or supplemented in subsequent reports filed with the SEC. Such factors include, among others, the following: maintaining the mutually beneficial relationship between Ally and General Motors, and Ally and Chrysler and our ability to further diversify our business; our ability to maintain relationships with automotive dealers; the significant regulation and restrictions that we are subject to as a bank holding company and financial holding company; the potential for deterioration in the residual value of off-lease vehicles; disruptions in the market in which we fund our operations, with resulting negative impact on our liquidity; changes in our accounting assumptions that may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; changes in our credit ratings; changes in economic conditions, currency exchange rates or political stability in the markets in which we operate; and changes in the existing or the adoption of new laws, regulations, policies or other activities of governments, agencies and similar organizations (including as a result of the Dodd-Frank Act and Basel III).

Investors are cautioned not to place undue reliance on forward-looking statements. Ally undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other such factors that affect the subject of these statements, except where expressly required by law.

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